SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

FEDERATED PREMIER MUNICIPAL INCOME FUND

An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares) was held on November 14, 2017. On July 26, 2017, the record date for shareholders voting at the meeting, there were 6,192,026 total outstanding shares. The following items were considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

PROPOSED ISSUANCE OF ADDITIONAL COMMON SHARES OF FEDERATED PREMIER MUNICIPAL INCOME FUND IN CONNECTION WITH THE ACQUISITION OF FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION - COMMON SHARES AND PREFERRED SHARES:

For
2,152,172

Against
327,559

Abstained from Voting
67,582


ELECTION OF THREE CLASS II TRUSTEES - COMMON SHARES AND
PREFERRED SHARES:

1. J. Christopher Donahue

For
4,453,693

   Withheld
   Authority
   to Vote
  209,494

2. P. Jerome Richey

For
4,451,837

   Withheld
   Authority
   to Vote
   211,350

3. John T. Collins

For
4,443,567

   Withheld
   Authority
   to Vote
   219,620



An Annual Meeting of Fund shareholders (Preferred Shares) was held on November 14, 2017. On July 26, 2017, the record date for shareholders voting at the meeting, there were 2,147 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF TWO TRUSTEES - PREFERRED SHARES ONLY:


1. Peter E. Madden

For
1,522

       Withheld
       Authority
      to Vote
      0


2. John S. Walsh

For
1,522

      Withheld
      Authority
      to Vote
      0




The following Trustees of the Fund continued their terms as Trustees of the Fund: John B. Fisher, G. Thomas Hough,
Maureen Lally-Green, Charles F. Mansfield, Jr. and Thomas M.
O'Neill.

The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on October 16, 2017, and is incorporated by reference. (File No. 811-21235)